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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Edge Petroleum Corporation, a Delaware corporation, on Amendment No. 1 to Form S-4 of our reports dated January 13, 1997, relating to the combined financial statements of Edge Petroleum Corporation, a Texas corporation, affiliated entities and direct interests, the consolidated financial statements of Edge Petroleum Corporation, a Texas corporation, and subsidiary, and the financial statements of Edge Group II and Gulfedge and our report dated December 3, 1996, relating to the balance sheet of Edge Petroleum Corporation, a Delaware corporation, appearing in the Joint Proxy and Consent Solicitation Statement/Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Joint Proxy and Consent Solicitation Statement/Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas

January 14, 1997